Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Xenon Pharmaceuticals Inc.

We consent to the use of our report dated February 27, 2025 on the consolidated financial statements of Xenon Pharmaceuticals Inc. (the “Entity”) which comprise the consolidated balance sheet as of December 31, 2024, the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively the “consolidated financial statements”), which is included in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2025.

We also consent to the incorporation by reference of such report in the Registration Statements (Nos. 333-279962, 333-265377, 333-238895, 333-237036, 333-233758, 333-230103, 333-223497, 333-216543, 333-210050, 333-202765, 333-199860, 333-291868, 333-285382) on Form S-8, and No. 333-281451 on Form S-3 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants

February 26, 2026
Vancouver, Canada